UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 28, 2015

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On June 16, 2015, Warren Resources, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that (i) the Company and its subsidiary Warren E&P, Inc. (“Warren E&P” and together with the Company, “Warren”) had entered into a purchase and sale agreement (the “CBM PSA”) with Escalera Resources, Co. (“Escalera”), pursuant to which Escalera would acquire all of Warren’s interests in coalbed methane assets located in the Atlantic Rim area of the Washakie Basin in Carbon County, Wyoming, (ii) the Company, through its subsidiaries, Warren Energy Services, LLC, and Warren E&P, had entered into a purchase and sale agreement (the “Midstream PSA”) with Escalera pursuant to which Escalera would acquire midstream pipeline assets appurtenant to the coalbed methane assets being sold under the CBM PSA; and (iii) the Company and Warren E&P had entered into a letter agreement (the “Deep Rights Agreement,” and together with the CBM PSA and the Midstream PSA, the “Agreements”) pursuant to which Escalera would acquire an undivided 30% of the Company’s interest in the operated deep rights associated with the Company’s former leases in the Atlantic Rim area.

On August 28, 2015, the parties to the Agreements entered into an Amendment of Purchase and Sale Agreements and Letter Agreement (the “Amendment”) which provides that each of the CBM PSA and the Midstream PSA may be terminated by Escalera or the Company if the transactions contemplated thereby have not been consummated on or before September 17, 2015, or if the closing conditions of the other party have not been satisfied and cannot be cured or by mutual written consent. The Amendment also ratifies that the closing of the Deep Rights Agreement shall occur simultaneously with Closing under the CBM PSA and the Midstream PSA.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of such Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1	Amendment of Purchase and Sale Agreements and Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Warren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 1, 2015

WARREN RESOURCES, INC.

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment of Purchase and Sale Agreements and Letter Agreement.